UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 18, 2003 (Date of earliest event reported: December 17, 2003)

Nexstar Broadcasting Group, Inc.

Nexstar Finance, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-86994 333-62916	23-3083125 23-3063152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On December 17, 2003 Nexstar Broadcasting Group, Inc. issued a press release announcing that its wholly-owned subsidiary, Nexstar Finance, Inc. (the “Company”) plans to offer an aggregate principal amount $125 million of senior subordinated notes in a private placement. The net proceeds from the offering will be used to acquire the direct and indirect subsidiaries of Quorum Broadcast Holdings, L.L.C.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. The press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

/S/ G. ROBERT THOMPSON
Date: December 18, 2003	By:	G. Robert Thompson
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.